Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT

—World Fuel Services, Inc., a Texas corporation
—Page Avjet Fuel Co., LLC, a Delaware limited liability company (2)
—Advance Petroleum, Inc., a Florida corporation
—PetroServicios de Mexico S.A. de C.V., a Mexico corporation (3)
—Servicios Auxiliares de Mexico S.A. de C.V., a Mexico corporation (3)
—World Fuel Services (Netherlands) I, L.P., a Florida corporation (13)
—World Fuel Services (Netherlands) II, L.P., a Florida corporation (13)
—Baseops International, Inc., a Texas corporation
—World Fuel Services Company, Inc., a Florida corporation
—World Fuel Services Corporate Aviation Support Services, Inc., a Delaware corporation
—World Fuel Services Canada, Inc., a Delaware corporation
—Resource Recovery of America, Inc., a Florida corporation (1)
—IRC Oil Technics, Inc., a Delaware corporation (1)
—Versant Logix, Inc., a Florida corporation
—Kropp Holdings, Inc., a Maryland corporation
—World Fuel Services (Costa Rica) Limitada, a Costa Rica corporation (1)
—World Fuel Cayman Holding Company II, a Cayman Islands corporation (1)
—Casa Petro S.R.L., a Costa Rica corporation
—PetroServicios de Costa Rica S.R.L., a Costa Rica corporation (5)
—Atlantic Fuel Services, S.R.L., a Costa Rica corporation (1)
—World Fuel Cayman Holding Company I, a Cayman Islands corporation
—World Fuel ApS, a Denmark corporation (1)
—World Fuel Cayman Holding Company IV, a Cayman Islands corporation (1)
—World Fuel Services (Panama) LLC, a Panama corporation (1)(12)
—World Fuel Services International (Panama) LLC, a Panama corporation (1)(12)
—Avcard (Panama) S.R.L., a Panama Corporation (1)(12)
—Trans-Tec International S.R.L., a Costa Rica corporation
—World Fuel International S.R.L., a Costa Rica corporation
—AVCARD Services (BVI) Ltd., a British Virgin Islands corporation
—Marine Energy Arabia Co. LLC, a United Arab Emirate corporation, a majority controlled subsidiary
—World Fuel Services Trading DMCC, a United Arab Emirate corporation
—AVCARD Services (ME) Limited, a United Arab Emirate corporation
—World Fuel Singapore Holding Company I Pte. Ltd., a Singapore corporation
—World Fuel Singapore Holding Company II Pte. Ltd., a Singapore corporation
—World Fuel Services (Singapore) Pte. Ltd., a Singapore corporation
—World Fuel Services (Japan) Co., K.K., a Japan corporation
—Norse Bunkers AS, a Norway corporation
—Oil Shipping (Bunkering) B.V., a Netherlands corporation
—World Fuel Cayman Holding III, a Cayman Islands corporation
—World Fuel Services Finance Company S.a.r.L., a Luxembourg corporation
—Baseops Europe Ltd., a United Kingdom corporation (1)
—AirData Limited, a United Kingdom corporation (1)
—Trans-Tec Services (UK) Ltd., a United Kingdom corporation (1)
—World Fuel Services Limited, a United Kingdom corporation (1)
—Bunkerfuels UK Limited, a United Kingdom corporation (1)
—Henty Oil (Ireland) Limited, a Ireland corporation (1)
—World Fuel Services European Holding Company I, Ltd., a United Kingdom corporation
—World Fuel Services Europe, Ltd., a United Kingdom corporation
—WFS Shared Services (UK) Limited, a United Kingdom corporation

— World Fuel Capital Limited, a United Kingdom corporation
— World Fuel Services (Denmark) ApS, a Denmark corporation
— World Fuel Services CIS LLC, a Russia corporation (11)
— AVCARD Services, Ltd., a United Kingdom corporation
— Tank and Marine Engineering Limited, a United Kingdom corporation
— Henty Oil Limited, a United Kingdom corporation
— Henty Shipping Services Limited, a United Kingdom corporation (1)
— Falmouth Petroleum Ltd., a United Kingdom corporation
—Tramp Holdings Limited, a United Kingdom corporation (1)
—Tramp Group Limited, a United Kingdom corporation (1)
—Tramp Oil & Marine Limited, a United Kingdom corporation (1)
—Tramp Oil Aviation Limited, a United Kingdom corporation (1)
—Tramp Chartering Limited, a United Kingdom corporation (1)
—TOM Oil Limited, a United Kingdom corporation (1)
—Tramp Oil & Marine (Med) Limited, a United Kingdom corporation (1)
—TOM Oil (Broking) Limited, a United Kingdom corporation (1)
—Tramp Oil Fuel Supplies Ltd., a United Kingdom corporation (1)
—Tramp Oil Products Limited, a United Kingdom corporation (1)
—Tramp Oil & Marine (Romania) SRL, a Romania corporation (1)
—Tramp Oil Germany GmbH & Co KG, a Germany partnership
—Tramp Oil Schiffahrts-Undhandelsges mbH & Co., a Germany corporation
—Tramp Oil (Brasil) Limitada, a Brazil corporation (6)
—Tobras Distribuidora de Combustivrs Ltda., a Brazil corporation (7)
—Isthmian Petroleum Supply & Services S.A., a Panama corporation (1)
—Tramp Oil & Marine (Chile) S.A., a Chile corporation (8)
—Tramp Oil & Marine (Argentina) S.A., a Argentina corporation (9)
—WFS Agencia de Naves S.A., a Chile corporation (9)
—World Fuel Services Chile, S.A., a Chile corporation (10)

(1)	These corporations are inactive.

(2)	This limited liability company is a joint venture company which is equally owned by World Fuel Services, Inc. and Signature Flight Support Corporation, a corporation unrelated to the Registrant. This limited liability company is consolidated into the Registrant as a variable interest entity.

(3)	These corporations are owned 50% by Advance Petroleum, Inc. and 50% by World Fuel Services Corporation.

(4)	This corporation is owned 50% by Advance Petroleum, Inc. and 50% by Baseops International, Inc.

(5)	This corporation is owned 55% by Casa Petro S.R.L. and 45% by World Fuel Services Corporation.

(6)	This corporation is owned 99.9% by Tramp Group Limited and 0.1% by World Fuel Services European Holding Company I, Ltd.

(7)	This corporation is owned 51% by Tramp Oil (Brasil) Limitada and 49% by NPR Representacoes e Comercio Ltda., a corporation not owned by Registrant.

(8)	This corporation is owned 65% by Tramp Group Limited, 34% by World Fuel Services Europe, Ltd. and 1% by World Fuel European Holding Company I, Ltd.

(9)	This corporation is owned 99% by Tramp Oil & Marine (Chile) S.A. and 1% by World Fuel Services Europe, Ltd.

(10)	This corporation is owned 3% by WFS Agencia de Naves S.A. and 97% by Tramp Oil & Marine (Chile) S.A.

(11)	This corporation is owned 99% by World Fuel Services Europe, Ltd. and 1% by World Fuel Services European Holding Company I, Ltd.

(12)	These corporations are owned 50% by World Fuel Cayman Holding Company IV and 50% by World Fuel Cayman Holding Company I.

(13)	These corporations are owned 49% by Advance Petroleum, Inc. and 51% by World Fuel Services Corporation.